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                                PURE WORLD, INC.

                              LIST OF SUBSIDIARIES



NAME OF SUBSIDIARY                                    STATE OF INCORPORATION
------------------                                    ----------------------
American Holdings, Inc.                                     Delaware

Eco-Pure, Inc.                                              Delaware

Madis Botanicals, Inc.                                      Delaware

Pure World Botanicals, Inc.                                 Delaware

Strategic Information Systems, Inc.                         Delaware


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